NORTHLAND CRANBERRIES, INC.

NONQUALIFIED STOCK OPTION
AGREEMENT FOR DIRECTORS

        THIS AGREEMENT, dated as of this 31st day of August, 2002 (the “Grant Date”), by and between NORTHLAND CRANBERRIES, INC., a Wisconsin corporation (the “Company”), and __________________________________ (“Optionee”).

W I T N E S S E T H :

        WHEREAS, the Company has adopted the Northland Cranberries, Inc. 2002 Stock Option Plan (the “Plan”), the terms of which, to the extent not stated herein are specifically incorporated by reference in this Agreement; and

        WHEREAS, one of the purposes of the Plan is to permit options to purchase shares of the Company’s Class A Common Stock, $.01 par value (“Common Stock”) to be granted to members of the Company’s Board of Directors (a “Director”); and

        WHEREAS, the Optionee is now a Director, and the Company desires him to continue as a member of the Company’s Board of Directors, and to secure or increase his stock ownership in the Company as an added incentive for him to continue his association with the Company.

        NOW, THEREFORE, in consideration of the premises and of the covenants and agreement herein set forth, the parties hereby mutually covenant and agree as follows:

        1.    Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

        “Board” shall mean the Board of Directors of the Company.

        “Change of Control” shall mean the occurrence of any of the following events:

        (a)     the acquisition, other than solely from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Company or an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Voting Securities”); or

        (b)     a reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

        (c)     a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company’s assets.

        “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

        “Committee” shall mean the Stock Option Committee, or such other committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more Directors as appointed from time to time to serve by the Board.

        “Common Stock” shall mean the Company’s Class A Common Stock, par value $.01 per share, or, in the event that the outstanding Class A Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

        “Company” shall mean Northland Cranberries, Inc., a Wisconsin corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of Northland Cranberries, Inc. as such term is defined in Section 425(f) of the Code.

        “Disability” shall mean Optionee’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively Optionee’s duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

        “Fair Market Value” shall mean, as of any applicable date: (i) if the principal securities market on which the Common Stock is traded is a national securities exchange or The Nasdaq National Market (“NNM”), the closing price of the Common Stock on such exchange or NNM, as the case may be, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (ii) if the Common Stock is not traded on a national securities exchange or NNM, the closing price on such date as reported by The Nasdaq SmallCap Market, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (iii) if the principal securities market on which the Common Stock is traded is not a national securities exchange, NNM or The Nasdaq SmallCap Market, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; (iv) if not reported by the National Quotation Board, the closing price of a share of Common Stock on the date of grant as reported on the OTC Bulletin Board; or (v) if the price of the Common Stock is not so reported, the Fair Market Value of the Common Stock as determined in good faith by the Committee or the Board.

        “Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares shall continue to be Option Shares in the hands of any holder other than Optionee (except for the Company and, to the extent that Optionee is permitted to transfer Option Shares pursuant to paragraph 15 or 17 hereof, purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

        “Public Sale” shall mean any sale of Option Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

        “Repurchase Option” shall mean the occurrence of any event described in paragraph 13(a).

        “Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

        “Termination Date” shall mean the date on which Optionee ceases to be a Director of the Company.

        2.    Option.

        (a)    Terms. The option granted hereunder (the “Option”) is for the purchase of up to ___________ shares of Common Stock (the “Option Shares”) at a price per share of $________ (the “Exercise Price”), payable upon exercise as set forth in paragraph 2(b) below. The Option shall expire at the close of business on August 31, ________ (the “Expiration Date”), subject to earlier expiration as provided in paragraph 4(b) below. The Option is not intended to be an “incentive stock option” within the meaning of Section 422A of the Code.

        (b)    Payment of Option Price. Subject to paragraph 3 below, the Option may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. Payment shall be made in cash (including check, bank draft or money order).

        3.    Exercisability/Vesting. The Option granted hereunder may be exercised only to the extent it has become vested. Subject to acceleration under paragraph 12 below, the Option shall vest cumulatively and become exercisable with respect to 25% of the Option Shares (rounded to the nearest whole share) on each of the first anniversary of the date of this Agreement, the second anniversary of the date of this Agreement, the third anniversary of the date of this Agreement and the fourth anniversary of the date of this Agreement. Unless otherwise determined by the Committee, in the event Optionee ceases to be a Director of the Company for any reason, the Option shall be vested and fully exercisable with respect to that portion of the Option that was vested and exercisable on the date the Optionee ceased to be a Director of the Company and any portion of the Option that was not vested and exercisable on such date shall expire and be forfeited.

        4.    Expiration of Option.

        (a)    Normal Expiration. In no event shall any part of the Option be exercisable after the Expiration Date set forth in paragraph 2(a) above.

        (b)    Early Expiration Upon Termination of Director. Any portion of the Option that was not vested and exercisable on the Termination Date shall expire and be forfeited on such date, and any portion of the Option that was vested and exercisable on the Termination Date shall also expire and be forfeited 45 days from the Termination Date, but in no event after the Expiration Date; provided that if Optionee dies or becomes subject to any Disability, the portion of the Option that is vested and exercisable shall expire 180 days from the date of Optionee’s death or Disability, but in no event after the Expiration Date.

        5.    Procedure for Exercise. Optionee may exercise all or any portion of the Option, to the extent it has vested and is outstanding, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company’s Secretary) and Optionee’s written acknowledgement that Optionee has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Optionee regarding the Company, together with payment of the Option Price in accordance with the provisions of paragraph 2(b) above. As a condition to any exercise of the Option, Optionee shall permit the Company to deliver to Optionee all financial and other information regarding the Company it believes necessary to enable Optionee to make an informed investment decision, and Optionee shall make all customary investment representations which the Company requires.

        6.    Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. Optionee represents that, when Optionee exercises the Option, Optionee shall be purchasing Option Shares for Optionee’s own account and not on behalf of others. Optionee understands and acknowledges that federal and state securities laws govern and restrict Optionee’s right to offer, sell or otherwise dispose of any Option Shares unless Optionee’s offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Optionee agrees that Optionee shall not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. Optionee further understands that the certificates for any Option Shares Optionee purchases shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

        7.    Non-Transferability of Option. The Option is personal to Optionee and is not transferable by Optionee other than by will or the laws of descent and distribution. During Optionee’s lifetime only Optionee (or Optionee’s guardian or legal representative) may exercise the Option. In the event of Optionee’s death, the Option may be exercised only (i) by the executor or administrator of Optionee’s estate or the person or persons to whom Optionee’s rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that Optionee was entitled hereunder at the date of Optionee’s death.

        8.    Conformity with Plan. The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, Optionee acknowledges Optionee’s receipt of this Agreement and the Plan and agrees to be bound by all of the terms of this Agreement and the Plan.

        9.    Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its shareholders to terminate Optionee’s status as a Director at any time, nor confer upon Optionee any right to continue as a Director of the Company for any period of time. Nothing in this Agreement shall confer upon Optionee any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to the Option upon the occurrence of subsequent events except as provided in paragraph 11 below.

        10.    Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from Optionee from any amounts due and payable by the Company to Optionee (or secure payment from Optionee in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by Optionee to its satisfaction.

        11.    Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under the Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by the Option and the Exercise Price specified herein as may be determined to be appropriate and equitable.

        12.    Consequences of Change of Control. Immediately prior to a Change of Control, the Option shall become exercisable with respect to all of the Option Shares which have been granted to Optionee pursuant to the Plan upon the effective date of the Change of Control; provided, that any exercise of the Option shall be contingent upon the actual consummation of the Change of Control.

        13.    Right to Purchase Option Shares.

        (a)    Repurchase of Option Shares. If the Company is not a reporting company under the Exchange Act and Optionee ceases to be a Director of the Company, including upon Optionee’s death, Disability, resignation or termination, then the Company shall have the option to repurchase all or any part of the Option Shares issued or issuable upon exercise of the Option, whether held by Optionee or by one or more of Optionee’s transferees, at the price determined in accordance with the provisions of paragraph 14 hereof.

        (b)    Repurchase Procedure. The Company may elect to purchase all or any portion of the Option Shares pursuant to its Repurchase Option by delivery of written notice (the “Repurchase Notice”) to Optionee or any other holders of the Option Shares within 120 days after the Termination Date. The Repurchase Notice shall set forth the number of Option Shares to be acquired from Optionee and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of Option Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Option Shares held by Optionee at the time of delivery of the Repurchase Notice. If the number of Option Shares then held by Optionee is less than the total number of Option Shares the Company has elected to purchase, then the Company shall purchase the remaining shares elected to be purchased from the other holders thereof, pro rata according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole shares).

        (c)    Closing of Repurchase of Option Shares. The purchase of Option Shares pursuant to this paragraph 13 shall be closed at the Company’s executive offices within 20 days after the expiration of the 120-day period referred to in paragraph 13(b). At the closing, the purchaser or purchasers shall pay the purchase price in the manner specified in paragraph 14(b) and Optionee and any other holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, accompanied by duly executed stock powers. Any purchaser of Option Shares under this paragraph 13 shall be entitled to receive customary representations and warranties from Optionee and any other selling holders of Option Shares regarding the sale of such shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers’ signatures to be guaranteed by a national bank or reputable securities broker.

        14.    Purchase Price for Option Shares.

        (a)    Purchase Price. The purchase price per share to be paid for the Option Shares purchased by the Company pursuant to paragraph 13 shall be equal to the Fair Market Value of such Option Shares as of the Termination Date.

        (b)    Manner of Payment. If the Company elects to purchase all or any part of the Option Shares, including Option Shares held by one or more transferees, the Company shall pay for such shares: (i) first, by certified check or wire transfer of funds to the extent such payment would not cause the Company to violate the Wisconsin Business Corporation Law and would not cause the Company to breach any agreement to which it is a party relating to the indebtedness for borrowed money or other material agreement; and (ii) thereafter, with a subordinated promissory note of the Company. Such subordinated promissory note shall bear interest at the rate of 8% per annum (which shall be payable annually in cash unless otherwise prohibited), shall have all principal payment due on the fifth anniversary of the date of issuance and shall be subordinated on terms and conditions satisfactory to the holders of the Company’s indebtedness for borrowed money. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any indebtedness or obligations owed by Optionee to the Company.

        15.    Restrictions on Transfer.

        (a)    Transfer of Option Shares. Optionee shall not sell, pledge or otherwise transfer any interest in any Option Shares except pursuant to a Public Sale or the provisions of paragraph 13 or 17 hereof (“Exempt Transfers”) and except pursuant to the provisions of this paragraph 15. At least 30 days prior to making any transfer other than an Exempt Transfer, Optionee shall deliver a written notice (the “Sale Notice”) to the Company. The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer. Optionee agrees not to consummate any such transfer until 30 days after the Sale Notice has been delivered to the Company, unless the parties to the transfer have been finally determined pursuant to this paragraph 15 prior to the expiration of such 30-day period. (The date of the first to occur of such events is referred to herein as the “Authorization Date”).

        (b)    First Refusal Rights. The Company may elect pursuant to this paragraph 15 to purchase all (but not less than all) of the Option Shares to be transferred by Optionee upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Optionee within 20 days after the receipt of the Sale Notice by the Company. The Company shall be given up to 30 days (after delivery of such written notice) to consummate the purchase and sale of Option Shares. If the Company has not elected to purchase all of the Option Shares specified in the Sale Notice, Optionee may transfer the Option Shares specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any Option Shares not transferred within such 60-day period shall be subject to the provisions of this paragraph 15(b) upon subsequent transfer.

        (c)    Certain Permitted Transfers. The restrictions contained in this paragraph 15 shall not apply with respect to transfers of Option Shares (i) pursuant to applicable laws of descent and distribution or (ii) among Optionee’s family group; provided that the restrictions contained in this paragraph shall continue to be applicable to the Option Shares after any such transfer and the transferees of such Option Shares have agreed in writing to be bound by the provisions of this Agreement. Optionee’s “family group” means Optionee’s spouse and descendants.

        (d)    Termination of Restrictions. The restrictions on the transfer of Option Shares set forth in this paragraph 15 shall continue with respect to each Option Share until the date on which such Option Share has been transferred in a transaction permitted by this paragraph (except in a transaction contemplated by paragraph 15(c)).

        16.    Additional Restrictions on Transfer.

        (a)    Restrictive Legend. The certificates representing the Option Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND _____________________ DATED AS OF AUGUST 31, ______, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

        (b)    Opinion of Counsel. Optionee may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

        (c)    Holdback. Optionee agrees not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten Demand Registration or any underwritten Piggyback Registration (as such terms are defined in the Registration Agreement), except as part of such underwritten registration if otherwise permitted.

        17.    Sale of the Company.

        (a)    Consent to Sale of Company. If the Board approves a sale of the Company which constitutes a Change of Control to an independent third party (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding Common Stock) (the “Approved Sale”) and the Approved Sale is structured as a sale of stock, Optionee shall agree to sell all of the Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding. For purposes of this paragraph 17, an “independent third party” is any person who does not own in excess of 5% of the Company’s Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company’s Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 5% owner of the Company’s Common Stock.

        (b)    Purchaser Representative. If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), Optionee shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If Optionee appoints the purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if Optionee declines to appoint the purchaser representative designated by the Company Optionee shall appoint another purchaser representative (reasonably acceptable to the Company), and Optionee shall be responsible for the fees of the purchaser representative so appointed.

        18.    Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

        19.    Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of Optionee and the Company.

        20.    Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

        21.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        22.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

        23.    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        24.    Governing Law. The corporate law of Wisconsin shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Wisconsin.

        25.    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to Optionee and to the Company at the addresses indicated below:

        (a) If to the Optionee:

        (b) If to the Company:

Northland Cranberries, Inc. 2930 Industrial Street P.O. Box 8020 Wisconsin Rapids, WI 54495 Attention: Chief Executive Officer Vice President - Legal/Secretary Telecopy No.: (715) 422-6897

with a copy to:

Sun Northland, LLC
c/o Sun Capital Advisors II, L. P.
5200 Town Center Circle, Suite 470
Boca Raton, Florida 33486
Attention:  Marc J. Leder
                    Rodger R. Krouse
                    C. Deryl Couch, Esq.
Telecopy No.: 561) 394-0540

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

        26.    Submission to Jurisdiction. Optionee hereby agrees to submit to the jurisdiction of any state or federal court sitting in Milwaukee, Wisconsin, in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court. Optionee also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Optionee hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. The Company may make service on Optionee by sending or delivering a copy of the process to Optionee to be served at Optionee’s address listed above. Nothing in this paragraph, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Optionee agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

        27.    Entire Agreement. This Agreement constitutes the entire understanding between Optionee and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by Optionee of Common Stock of the Company.

        IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement on as of the date first above written.

NORTHLAND CRANBERRIES, INC.
By

        The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

OPTIONEE
By